Exhibit 99.1

                                                    [GRAPHIC LOGO OMITTED]
                                                                  SYCAMORE
                                                                  --------
                                                                  NETWORKS

FOR IMMEDIATE RELEASE

CONTACT:

Press Inquiries                             Investor Inquiries
Lucia Graziano                              Andrew Kramer
Public Relations                            Investor Relations
Sycamore Networks, Inc.                     Sycamore Networks, Inc.
978-250-3447                                978-367-7368
lucia.graziano@sycamorenet.com              andy.kramer@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS SECOND QUARTER FISCAL YEAR 2003 FINANCIAL
RESULTS

CHELMSFORD, Mass., February 11, 2003 - Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent optical networking, today reported its second quarter results for the period ended January 25, 2003.

Revenue for the second quarter of fiscal 2003 was $10.8 million, compared with $21.8 million for the second quarter of fiscal 2002.

Net loss for the second quarter of fiscal 2003, on a generally accepted accounting principles (GAAP) basis, was $16.1 million or $(0.06) per share, compared with a net loss of $35.3 million, or $(0.14) per share for the second quarter of fiscal 2002. Pro forma net loss for the second quarter was $14.0 million, or $(0.05) per share, compared with a pro forma net loss of $27.8 million, or $(0.11) per share for the second quarter of fiscal 2002. A reconciliation between net loss on a GAAP basis and pro forma net loss is provided in a table immediately following the Unaudited Pro Forma Consolidated Statements of Operations.

Revenue for the first six months of fiscal 2003 was $16.8 million, compared with $43.0 million for the first six months of fiscal 2002.

Net loss for the first six months of fiscal 2003, on a GAAP basis, was $33.5 million or $(0.13) per share, compared with a net loss of $283.3 million, or $(1.13) per share for the first six months of fiscal 2002. Pro forma net loss for the first six months of fiscal 2003 was $29.0 million, or $(0.11) per share, compared with a pro forma net loss of $66.9 million, or $(0.27) per share for the first six months of fiscal 2002.

"Sycamore's second-quarter financial results reflect improvement in many areas compared with the first quarter," stated Daniel E. Smith, Sycamore's president and chief executive officer. "Sycamore's customers continue to benefit from our optical switching solutions through improved network efficiency, faster time to revenue and new service delivery. Sycamore's investments in the people, products and programs that will satisfy existing and prospective customer requirements are balanced by initiatives aimed at controlling expenses and maintaining our balance sheet strength."

CONFERENCE CALL WEBCAST

Sycamore plans to review its second-quarter results and discuss its business outlook during a conference call today beginning at 4:30 p.m. EST. A Webcast of the conference call will be available to all interested parties on the Sycamore web site located at www.sycamorenet.com under the Investor Relations section. Interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Sycamore's president and chief executive officer, Daniel E. Smith and chief financial officer, Frances M. Jewels.

ABOUT SYCAMORE NETWORKS

Sycamore Networks (NASDAQ: SCMR) develops and markets intelligent optical networking products for the telecommunications industry. An ISO 9001:2000 registered company, Sycamore's optical switching products are forming the network foundation for some of the world's most respected and innovative service providers. The software intelligence common to all Sycamore products empowers rapid deployment and delivery of services, from the edge to the core of the network. Contact Sycamore Networks at www.sycamorenet.com.

Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the rate of product purchases by current and prospective customers; the commercial success of the Company's line of intelligent optical networking products; the Company's reliance on a limited number of customers; new product introductions and enhancements by the Company and its competitors; the length and variability of the sales cycles for the Company's products; competition; manufacturing and sourcing risks; variations in the Company's quarterly results; general economic conditions including stock market volatility and capital market conditions as well as conditions specific to the telecommunications, Internet and related industries; and the other factors discussed in the Company's most recently filed Quarterly Report on Form 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore provides pro forma financial data in addition to providing financial results in accordance with GAAP. Please note that this pro forma financial data is not calculated in accordance with GAAP and may not permit meaningful comparisons with other companies.

SYCAMORE NETWORKS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)


                                                     JANUARY 25, 2003                JULY 31, 2002
                                                     ----------------                -------------
ASSETS

Current assets:

   Cash and cash equivalents                               $   349,425                 $   172,658
   Short-term investments                                      381,208                     509,350
   Accounts receivable, net                                     15,061                      18,187
   Inventories                                                   9,761                      12,940
   Prepaids and other current assets                             5,911                       3,447
                                                           -----------                 -----------
Total current assets                                           761,366                     716,582

Property and equipment, net                                     22,655                      32,696
Long-term investments                                          276,146                     361,537
Other assets                                                     3,866                       7,760
                                                           -----------                 -----------
TOTAL ASSETS                                               $ 1,064,033                 $ 1,118,575
                                                           ===========                 ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue                                           $     1,929                 $     4,978
Other current liabilities                                       20,171                      26,907
Restructuring liabilities                                       30,476                      48,167
                                                           -----------                 -----------
Total current liabilities                                       52,576                      80,052

Common stock                                                       272                         274
Additional paid-in capital                                   1,733,874                   1,732,846
Accumulated deficit                                           (714,565)                   (681,086)
Other equity                                                    (8,124)                    (13,511)
                                                           -----------                 -----------
Total stockholders' equity                                   1,011,457                   1,038,523
                                                           -----------                 -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 1,064,033                 $ 1,118,575
                                                           ===========                 ===========

SYCAMORE NETWORKS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                            THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                     JANUARY 25,       JANUARY 26,            JANUARY 25,        JANUARY 26,
                                                            2003              2002                   2003               2002
                                                            ----              ----                   ----               ----
Revenue                                                   $  10,825         $  21,800         $  16,763         $  43,043
Cost of revenue                                              10,587            19,400            17,730           142,014
Stock compensation                                              357               436               713               953
                                                          ---------         ---------         ---------         ---------
   Gross profit (loss)                                         (119)            1,964            (1,680)          (99,924)

Operating expenses:
   Research and development                                  13,426            25,984            27,349            62,494
   Sales and marketing                                        5,067            11,377            10,008            25,078
   General and administrative                                 1,750             2,614             3,408             5,803
   Stock compensation                                         1,747             7,141             3,764            12,908
   Payroll tax on stock option exercises                         10                 5                15                15
   Restructuring charges and related asset
      impairments                                              --                --                --              77,306
                                                          ---------         ---------         ---------         ---------
      Total operating expenses                               22,000            47,121            44,544           183,604

Loss from operations                                        (22,119)          (45,157)          (46,224)         (283,528)

Losses on investments                                          --                --                --             (22,737)
Interest and other income, net                                6,002             9,808            12,745            22,981
                                                          ---------         ---------         ---------         ---------
Net loss                                                  $ (16,117)        $ (35,349)        $ (33,479)        $(283,284)
                                                          =========         =========         =========         =========
Diluted net loss per share                                $   (0.06)        $   (0.14)        $   (0.13)        $   (1.13)
Weighted average shares used in computing
   diluted net loss per share                               264,981           253,150           263,640           251,082

SYCAMORE NETWORKS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
SEE PRO FORMA ADJUSTMENTS LISTED IN TABLE BELOW
 (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                           JANUARY 25,      JANUARY 26,         JANUARY 25,      JANUARY 26,
                                                                 2003             2002                2003             2002
                                                                 ----             ----                ----             ----
Revenue                                                      $  10,825         $  21,800         $  16,763         $  43,043
Cost of revenue                                                 10,587            19,400            17,730            39,581
                                                             ---------         ---------         ---------         ---------
    Gross profit (loss)                                            238             2,400              (967)            3,462

Operating expenses:

    Research and development                                    13,426            25,984            27,349            62,494
    Sales and marketing                                          5,067            11,377            10,008            25,078
    General and administrative                                   1,750             2,614             3,408             5,803
                                                             ---------         ---------         ---------         ---------
      Total operating expenses                                  20,243            39,975            40,765            93,375

Loss from operations                                           (20,005)          (37,575)          (41,732)          (89,913)

Interest and other income, net                                   6,002             9,808            12,745            22,981
                                                             ---------         ---------         ---------         ---------
Net loss                                                     $ (14,003)        $ (27,767)        $ (28,987)        $ (66,932)
                                                             =========         =========         =========         =========

Diluted net loss per share                                   $   (0.05)        $   (0.11)        $   (0.11)        $   (0.27)
Weighted average shares used in computing
  diluted net loss per share                                   264,981           253,150           263,640           251,082

THE RESULTS ABOVE ARE PRO FORMA AND HAVE BEEN
ADJUSTED TO EXCLUDE THE FOLLOWING ITEMS:
Stock compensation included in gross profit
  (loss)                                                           357               436               713               953
Stock compensation included in operating
  expenses                                                       1,747             7,141             3,764            12,908
Payroll tax on stock option exercises                               10                 5                15                15
Restructuring charges and related asset
  impairments                                                     --                --                --              77,306
Excess inventory charge                                           --                --                --             102,433
Losses on investments                                             --                --                --              22,737
                                                             ---------         ---------         ---------         ---------
                                                             $   2,114         $   7,582         $   4,492         $ 216,352
                                                             =========         =========         =========         =========